Exhibit 99.3

Asset Alliance/Tailwind Financial Conference Call Script

January 9, 2008

<Speaker: Arnold Mintz>

Good Morning and welcome to the Asset Alliance/Tailwind Financial investor and analyst conference call. Before I hand it over to my colleagues, I would like to read a statement relating to forward-looking information. You will find this in the front of your slide pack and I encourage each of you to read it carefully.

Certain statements made on this conference call regarding the proposed merger between Tailwind Financial Inc. (“Tailwind”) and Asset Alliance Corporation (“Asset Alliance” or “AAC”) and any other statements regarding the parties’ future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the factors set forth in the press release issued yesterday, and the slides which accompany this call.

The inclusion of the financial projections in this presentation should not be regarded as an indication that Asset Alliance’s board of directors or any other recipient of the information considered, or now considers, them to be a reliable prediction of future results. The financial projections were not prepared with a view towards public disclosure or with a view to complying with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or with U.S. generally accepted accounting principles. Neither Asset Alliance’s independent auditors nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Asset Alliance is under no obligation, and expressly disclaims any intention or obligation, to update or revise the financial projections presented, whether as a result of new information, future events or otherwise, except as required by applicable law.

Although the financial projections were prepared based on assumptions and estimates that Asset Alliance management believed were reasonable at the time, Asset Alliance provides no assurance that the assumptions made in preparing the financial projections will prove accurate or that actual results will be consistent with these financial projections.

On this conference call, we will also discuss non-GAAP financial measures as defined by SEC Regulation G, to provide greater transparency regarding Asset Alliance’s operating performance and this proposed transaction. In particular we will discuss EBITDA and Adjusted EBITDA.  Any such non-GAAP financial measures discussed should not be considered an alternative to measures required by US GAAP, and are unlikely to be comparable to non-GAAP information provided by other companies. Any non-GAAP measures disclosed are reconciled to the most directly comparable GAAP financial measure in the slides which accompany this conference call and which are available on the Asset Alliance website at www.assetalliance.com and the Tailwind website at www.tailwindfc.com.

Today’s speakers from Asset Alliance are:

•      Bruce Lipnick, Founder, Chairman and Chief Executive Officer

•      Arnold Mintz, Co-founder, President and Chief Operating Officer

•      Stephen Bondi, Executive Vice President and Chief Financial Officer

Today’s speaker from Tailwind Financial is:

•      Gordon McMillan, Chairman of the Board

If you now turn to slide 7 in your materials, I will hand over to Bruce Lipnick, Founder, Chairman and Chief Executive Officer of Asset Alliance.

SLIDE 7: ASSET ALLIANCE TO ACCESS PUBLIC MARKETS

<Speaker: Bruce Lipnick>

Good morning everyone and thank you for joining today’s call.

We are extremely excited to announce that Asset Alliance Corporation will become a US public company through a reverse merger with Tailwind Financial Inc., a blank check development stage company. Asset Alliance, which will survive as the name of the combined company will be traded on the American Stock Exchange. This all equity transaction brings numerous benefits, including increased capital to continue building our platform, further economies of scale and increased brand awareness in major markets. We believe that this transaction will allow us to further expand and diversify our business by capitalizing on potential new manager acquisitions.

Before I tell you about Asset Alliance, Tailwind and the opportunities in store, I would like to thank my colleagues at Asset Alliance and our clients for bringing us to where we are today. You are the reason for our past and future success.

Founded in 1996, Asset Alliance is a multi-faceted investment management company, specializing in alternative investments and offering strategic opportunities for highly skilled hedge fund managers.  We are one of the first companies formed to specialize in acquiring hedge fund managers.

Our headquarters are in New York with offices in London and Dubai. Asset Alliance and investment managers in which we have an equity interest have total assets under management of approximately $3.5 billion as of 9/30/07.  We have equity interests in nine fund managers and have a wholly-owned multi-manager fund of funds business. Through AIP, our majority owned affiliate manager, we offer public open-end mutual funds, sub-advised by over twenty managers utilizing alternative strategies.  We work closely with our affiliates and provide sales and distribution support to our portfolio companies.  Our success is directly related to our experienced management team and employees, the quality of our affiliate managers and a scalable infrastructure.

Subsequent to the merger, the combined company will deploy its cash reserve to fund potential acquisitions and seed candidates. Asset Alliance will also have the flexibility of issuing public stock to use to acquire managers.

Asset Alliance has a unique business model which combines:

1.               A portfolio of alternative asset managers that is diversified by strategy and product;

2.               The attractive value dynamics of a fragmented industry;

3.               An established and scalable platform; and

4.               Potential to acquire additional high growth and high margin companies

SLIDE 8: INVESTMENT HIGHLIGHTS

<Bruce>

The key factors that I want to highlight are that Asset Alliance has an attractive existing business and that we believe market dynamics support our continued growth and acquisition plan going forward. We expect 2008 to be the growth inflection point for Asset Alliance driven by the following factors:

i)                                         The emerging managers, which are in the early part of their growth phases and are managers where Asset Alliance has a larger relative equity stake, are expected to continue to grow at a rapid pace;

ii)                                      A meaningful number of affiliate managers are expected to realize an increase in their operating margins as they move from breakeven to higher levels of profitability. As a result, a greater percentage of new revenue will flow to the bottom line and will be passed onto Asset Alliance; and

iii)                                   Asset Alliance has the infrastructure in place to accommodate interests in many more managers without incurring significant additional costs.

Now let me pass the stage to Gordon McMillan, Chairman of Tailwind, who will go through a brief summary of the transaction.

SLIDE 9: TRANSACTION SUMMARY

< Speaker: Gordon McMillan >

Thanks Bruce. Let me begin by saying that Tailwind is delighted to be partnering with Asset Alliance in this transaction.

Tailwind will issue stock for 100% of the stock of Asset Alliance through a reverse merger.  There will be 10,625,000 Tailwind common shares issued at closing with up to 2,500,000 additional common shares issuable subject to the achievement of certain performance milestones over the next three years

There will also be an adjustment at closing, either upwards or downwards, equal to the net earnings of Asset Alliance between September 30, 2007 and the closing date paid in Tailwind shares priced at $8.00.  Assuming a Tailwind share price of $8.00 per share, the purchase price represents a multiple of approximately 8.1x Adjusted TTM EBITDA and approximately 5.4x Asset Alliance management’s 2008P EBITDA.

The executive management team of Asset Alliance will run the combined entity: Bruce Lipnick will continue as the Chairman and CEO; Arnold Mintz will be the President and COO; and Stephen Bondi will be Executive VP and CFO.  These individuals have agreed to enter into three-year employment agreements containing non-compete provisions. Asset Alliance’s management, certain existing shareholders and Tailwind management will also be subject to trading lock-up periods.

The transaction is subject to customary closing conditions, the approval of a majority of Tailwind’s public shareholders, the approval of Asset Alliance’s shareholders, and regulatory approvals.

SLIDE 10: ATTRACTIVE VALUATION OF BUSINESS

<Gordon>

We were drawn to Asset Alliance for a number of reasons. We believe that Asset Alliance has a unique business model and its eleven year track record has illustrated its success in partnering with managers. Management is experienced and the infrastructure is robust and scalable. The existing business consists primarily of ownership interests in nine affiliate managers which have generated approximately $21.4 million of revenue to Asset Alliance over the trailing twelve months ended September 30, 2007 and a wholly owned fund of funds business that has generated revenue of $7.3 million over the same period. The timing is attractive for Tailwind as we believe that for reasons outlined by Bruce, 2008 will be the growth inflection point for Asset Alliance. We believe that our valuation of 5.4 times projected 2008 EBITDA, assuming that the 2008 earnout is earned, is an extremely attractive valuation for a scalable high growth business.

The additional appeal of this transaction is the potential to acquire equity interests in managers with attractive performance track records and growth prospects at discounts to market multiples. These equity interests, which Asset Alliance management will seek to acquire at multiples ranging from 3-6 times EBITDA, are anticipated to be accretive to Asset Alliance before any synergies, such as marketing fee arrangements and cross promotion.

The chart on the bottom left of Slide 10 shows the purchase multiple of Asset Alliance, based on projected 2008 EBITDA before deploying the cash from this transaction, and compares it to the trading multiples of a universe of both mid-small cap asset managers and alternative asset managers.  As you can see, the purchase multiple of 5.4 times compares very favorably. The table on the bottom right of Slide 10 shows the fully diluted share price of Tailwind assuming various EBITDA trading multiples, and is based on Asset Alliance management’s forecast for the first 12 months following closing of the transaction.

SLIDE 11: OWNERSHIP BREAKDOWN

<Gordon>

Slide 11 demonstrates the ownership breakdown of Tailwind post closing on a fully diluted basis.  Assuming the full earn-out is earned, current Tailwind shareholders will own approximately 60% of the combined entity on a fully diluted basis.

Now, I’ll hand it back to Arnold Mintz, Co-founder, President and COO of Asset Alliance.

SLIDE 13: ASSET ALLIANCE OVERVIEW

<Arnold>

Let me take a moment now to tell you a bit more about Asset Alliance.

As mentioned earlier, Asset Alliance is a multi-faceted investment management company, specializing in alternative investments . Asset Alliance and investment managers in which it has an interest have in excess of $3.5 billion of assets under management.

In addition to our affiliate manager platform, our multi-manager fund of funds business complements and provides diversification to Asset Alliance.  This includes multi-manager and multi-strategy products offered to both institutional and retail investors. These products have historically provided a consistent and stable income stream and have additional capacity for growth and new product development.

Asset Alliance’s infrastructure is comprised of 45 experienced professionals specializing in investment research and analysis, risk management and monitoring, operations, accounting, legal and compliance and marketing and distribution. Our infrastructure also includes global distribution relationships and proprietary processes and systems for compliance and portfolio monitoring. Our experienced and deep management team has developed key industry contacts and relationships and has been instrumental in developing a scalable operational platform, highlighted by our historical success in partnering with managers.

SLIDE 14: OVERVIEW OF BUSINESSES

<Arnold>

Slide 14 details Asset Alliance’s different businesses. We have strategic equity stakes in nine affiliates, a wholly owned fund of funds advisory business and a small majority owned third party marketing business. Of the nine affiliates, the emerging managers represent managers that we have acquired more recently and we believe have the greatest potential for growth. The established managers consist primarily of Asset Alliance’s initial group of managers that have contributed substantial returns to Asset Alliance to date. We work closely with our affiliates and take an active role in building their businesses. To give you an example of some emerging managers, AIP which is 66.7% owned by Asset Alliance, is a manager which we acquired in 2002 and seeded their fund with $10 million and contributed approximately $1.8 million in operational capital. AIP runs an open-end mutual fund that uses more than 20 sub-advisors that employ various hedge funds strategies. The business has grown to approximately $670 million at the end of September 2007 and ended the year with approximately $760 million in AUM, having more than doubled per annum on an annualized basis over the past three years.

Spencer was a small manager in which we acquired an interest in 2004 that employs a value and event driven strategy. We helped Spencer launch a new offshore version of their fund and they grew their AUM from approximately $30 million to over $300 million currently. Both of these managers are relatively young managers with substantial growth potential and should become increasingly meaningful contributors to Asset Alliance.

SLIDE 15: DIVERSIFIED BUSINESS MODEL

<Arnold>

This slide summarizes our multi-faceted approach. As you can see from our revenue contribution by strategy, our affiliates employ a variety of different strategies. We expect any potential new acquisitions will contribute to further diversification of our revenue stream.

One important feature to note is Asset Alliance’s revenue distribution between management fees and incentive fees. In the trailing twelve months, approximately 41% of Asset Alliance’s share of its affiliates’ fees (before expense sharing) was from management fees. In 2008, we project that the contribution from management fees may increase to up to 54%, driven substantially by growth in Asset Alliance’s unique mutual fund business.

SLIDE 16: INVESTMENT PERFORMANCE SUMMARY

<Arnold>

From the AUM chart on the left hand side, you can see that Asset Alliance’s AUM has been driven primarily by the emerging managers that Asset Alliance acquired between 2000 and 2004. Asset Alliance had experienced declines in AUM from its more established managers, which in certain instances have decided to return client assets to allow them to focus on performance. The chart on the right hand side shows equally weighted composite returns of Asset Alliance’s single manager hedge fund affiliates from inception to date. The composite has outperformed many industry benchmarks, both on an absolute and a risk adjusted basis since the inception of Asset Alliance. Broadly speaking, we believe that the composite illustrates Asset Alliance’s ability to select attractive managers for affiliation.

SLIDE 17: USE OF TAILWIND IPO PROCEEDS

<Bruce>

Let me now address the benefits of being public and specifically of teaming with Tailwind.

I have been in the alternative investment business for over 30 years and have seen this industry grow dramatically over this time period. While overall industry growth has slowed down due to the law of large numbers and competition has been intense, I believe that the current environment is one of the most attractive environments that I have seen for Asset Alliance’s business. Asset Alliance is in the business of finding and acquiring hedge fund managers. While the rapid growth of the industry has attracted many new managers into the market, the institutionalization of the market has raised the hurdles and infrastructure required for a manager’s success. There are many managers that want to enter the market and there are some managers that may already have an existing business with a good track record but they need to find a strategic partner to help them grow to the next level.  We believe Asset Alliance’s experience in structuring strategic relationships and its support and distribution platform makes us a perfect partner for these managers.

Likewise, establishing strategic relationships with and acquiring managers provides substantial benefits to Asset Alliance. In addition to diversification and enhanced revenue, we believe there are opportunities to acquire managers at attractive valuations or to seed new managers. After the closing of this transaction with Tailwind, we believe Asset Alliance will have the opportunity to create meaningful earnings accretion and growth through such acquisitions.

SLIDE 18: ATTRACTIVE UNIVERSE OF OPPORTUNITIES

<Bruce>

Asset Alliance evaluates potential managers for seeding or acquisitions in North America, Europe and Latin America. We identify potential managers from various sources including our deep industry relationships and referrals from wire houses, our affiliates, and our fund of funds research team.

Historically, the key criteria that we target for managers are:

1.               An attractive track record;

2.               A substantial capacity for growth and an ability to build a business;

3.               Reasonable valuations and earnings accretion to Asset Alliance;

4.               Target payback period to be by or before the fourth year;

5.               Expected IRRs to be in excess of 30%; and

6.               The ability to maintain long-term interests which will continue to generate growing cash flows to Asset Alliance.

We have listed some of the strategies of managers that we generally consider for acquisition. These strategies range from the more traditional long/short to innovative strategies that target the emerging environmental sectors. These managers range from start-ups to managers with AUM in excess of $1.0 billion. Our target is to deploy at least 70% of merger transaction proceeds within the first year with the full use of the merger proceeds within 18 months. We expect we will focus initially on acquisitions of established managers that will drive earnings.

I will now pass this to Steve Bondi.

SLIDE 19: FINANCIAL HIGHLIGHTS

<Speaker: Stephen Bondi>

Slide 19 shows gross revenue, net income, Adjusted EBITDA, and AUM for Asset Alliance for fiscal years 2004 through 2006 and the trailing twelve month period ending September 30, 2007. The slide also includes management projections for fiscal years 2008 and 2009 on a standalone basis and management projections for the combined entity in the first two years after the merger.

Adjusted EBITDA is adjusted to exclude certain one-time or non-cash items and pro forma adjustments to historical numbers for new executive compensation arrangements that would exist post closing. Please refer to Appendix A for a reconciliation of net income on a GAAP basis to reported EBITDA and Adjusted EBITDA.

We believe that 2008 will be an inflection point in Asset Alliance’s existing business with continued growth in 2009 and beyond. Anticipated growth of the emerging managers and the positive impacts of scalability of the affiliate managers mentioned by Bruce earlier are key factors that we believe will drive the growth of Asset Alliance’s top and bottom line. I will highlight Alternative Investment Partners as a key contributor to our planned growth as it is an example of an emerging manager that has recently achieved profitability in 2007. Additionally, AUM at AIP has more than doubled every year in the last three years on an annualized basis and we expect this to continue into 2008 and to a lesser extent in 2009 as AIP enters new distribution channels and benefits from an attractive five-year track record which places it as one of the top funds in its category. Anticipated growth at AIP will also increase Asset Alliance’s top line contribution from management fees to over 50%. We anticipate that the established managers will continue to be meaningful revenue contributors to Asset Alliance but will not grow much year over year. The lone exception may be Trust Advisors, which earns a sub-advisory fee on the mutual fund assets advised by AIP. We believe that on a standalone basis, Asset Alliance will be able to achieve Adjusted EBITDA of approximately $16 million and $31 million in 2008 and 2009, respectively. Pro forma for the merger, access to the $100 million in the trust account and a goal of deployment of 70% of that capital over the first year and the remainder in the second year, we believe that the combined entity will be able to achieve Adjusted EBITDA of approximately $29 million and $52 million in the first and second years, respectively. Please note that projections may be back-end loaded in each year as revenue and EBITDA are expected to ramp up over the course of 2008 and 2009 as Asset Alliance increases AUM by deploying its capital to acquire new managers and as Asset Alliance and its affiliates grow their existing products and increase operating margins. Standalone AUM is expected to exhibit a more consistent ramp-up over the course of the projection periods and is an important indication of future profitability. AUM proforma for the merger will be affected by the deployment of capital and the size of the aggregate AUM acquired which will depend on prices paid for acquisitions and our percentage stakes acquired in managers.

I will now pass this back to Bruce for his summary.

SLIDE 20: SUMMARY

<Bruce>

Going forward, we expect strong and continued growth from Asset Alliance’s current group of managers. We see actionable growth prospects in deploying Tailwind’s capital to acquire potential new managers at attractive valuations and enhancing their growth by accessing our scalable operational, marketing and distribution platform. Asset Alliance has an experienced management team with deep industry relationships. We employ a rigorous investment process and have established a successful track record in picking managers and building businesses. We look forward to creating value for all of our current and future shareholders.

Once again, thank you for your interest.  We are now available to answer any questions that you may have.  Let me hand back to Stephen Bondi who will manage the Q&A session.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, Tailwind will file with the Securities and Exchange Commission a registration statement, which will include a prospectus relating to the Tailwind shares to be issued in connection with the merger and a proxy statement which will be mailed to the stockholders of Tailwind.  Tailwind stockholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about Tailwind, Asset Alliance and the merger with Asset Alliance. Such persons can also read Tailwind’s final prospectus dated April 11, 2007, for a description of the security holdings of the Tailwind officers and directors and their respective interests in the successful consummation of the proposed merger.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed merger.  Tailwind stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Tailwind Financial Inc., BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3. Such documents are not currently available.

Participants in Solicitation

Tailwind and its directors and executive officers and Asset Alliance and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Tailwind common stock in respect of the proposed merger. Information about the directors and executive officers of Tailwind is set forth in the Annual Report on Form 10-K for Tailwind’s most recent fiscal year ended June 30, 2007, which was filed with the Securities and Exchange Commission on September 25, 2007.  Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.